Exhibit 99.1

Press Release

Contacts:	Susan Lehman	Margo Westfall
	Rockpoint Public Relations	Ikanos Communications
	510-832-6006	510-438-6276
	susan@rockpointpr.com	mwestfall@ikanos.com

Ikanos Names Michael A. Ricci as President and CEO

Fremont, Calif., May 8, 2007 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today announced that Michael A. Ricci will join Ikanos as its president and chief executive officer on June 4, 2007.

Ricci will succeed Daniel K. Atler, who has served as interim chief executive officer since October 2006 and was previously Ikanos’ chief financial officer. Atler will continue as an officer of Ikanos and will be responsible for driving corporate development strategy. Cory Sindelar, who took on chief financial officer responsibilities in October 2006, will continue as the Company’s chief financial officer.

Ricci brings over 28 years of semiconductor and communications industry experience. Ricci comes to Ikanos from JDS Uniphase Corporation, where he was a senior vice president and general manager of the Optical Communications Group. Previously, Ricci served as a vice president and general manager at Intel Corporation’s Communications Group. During his five year tenure there, he led the Business Development Group, the Optical Products Group and the Telecom Products Division. Prior to Intel, Ricci served in executive management roles at Level One Communications and Advanced Micro Devices, Inc. Ricci holds a bachelor’s degree in electrical engineering from Stanford University.

“After a thorough selection process, I am pleased to announce that Ikanos’ Board of Directors has appointed Michael A. Ricci as the company’s next president and chief executive officer,” said G.

Venkatesh, chairman of the board of directors for Ikanos. “Michael’s extensive industry experience and track record of growing revenues and profits are great assets which we believe will help drive Ikanos’ future growth. On behalf of Ikanos’ board of directors, I wish to thank Dan for his leadership and look forward to his continued contributions.”

“Ikanos is the leader in the interactive broadband semiconductor space, with its cutting-edge technology, market-leading customers and deployments as well as exceptional talent,” said Michael A. Ricci. “I am excited about our future growth prospects and I look forward to leading Ikanos to new levels of success.”

“On behalf of Ikanos’ management team, I am pleased to welcome Michael to Ikanos,” said Daniel K. Atler. “I look forward to working with Michael and developing and executing on our growth strategy.”

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) develops chipsets that enable carriers to offer Fiber Fast™ bandwidth and high-speed network processing for enhanced triple play services. Supporting transmission rates of up to 100 Mbps, Ikanos’ line of end-to-end silicon solutions power line terminals, CPE modems and residential gateways for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services including IPTV. For more information, visit: www.ikanos.com.

© 2007 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, Ikanos Programmable Operating System, CleverConnect, Eagle, Fiber Fast, Fusiv, Fx, FxS, LoopNostics, SmartLeap and VLR are among the trademarks or registered trademarks of Ikanos.

Cautionary Statement

This press release contains forward-looking statements that involve substantial risk and uncertainty regarding future growth, overall prospects and the ability of the new chief executive officer to lead Ikanos to new levels of success. This forward-looking statement is subject to a number of assumptions, uncertainties and risks, including overall economic and business conditions, market acceptance of new products and the continued growth of the market for broadband solutions and services. One should not rely upon forward-looking statements as predictions of future events. For a further discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K. We cannot assure that the events and circumstances reflected in the forward-looking statement will be achieved or occur, nor do we undertake any obligation to update any forward-looking statements for any reason after the date of this press release.

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